UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2006
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
CSK AUTO, INC.
(Exact name of registrant as specified in its charter)

Arizona	333-22511	86-0221312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
EX-99.1
EX-99.2
EX-99.3

Item 8.01. Other Events
On June 19, 2006, CSK Auto Corporation (the “Company”) issued a press release announcing that its wholly owned subsidiary CSK Auto, Inc. (“Auto”) intends to commence tender offers for all of the outstanding series of its notes. The full text of the press release is attached as Exhibit 99.1 to this report.
The Company also announced that on June 16, 2006, Auto entered into a Commitment Letter with respect to a senior secured term facility of up to $450,000,000, the full text of which is attached as Exhibit 99.2 to this report, and an extension of the previous temporary waiver with the lenders under its Second Amended and Restated Credit Agreement, the full text of which is attached as Exhibit 99.3 to this report.
Item 9.01. Financial Statements and Exhibits
(c) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 19, 2006.

99.2	Commitment Letter, dated June 16, 2006, among CSK Auto, Inc., J.P. Morgan Securities Inc., and the other Commitment Parties named therein.

99.3
Second Waiver, dated as of June 16, 2006, to the Second Amended and Restated Credit Agreement, dated as of July 25, 2006, among CSK Auto, Inc., the Lenders party thereto, the Co-Syndication Agents and the Co-Documentation Agents party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
By:	/s/ RANDI VAL MORRISON
Randi Val Morrison
Vice President, General Counsel and Secretary

CSK Auto, Inc.
By:	/s/ RANDI VAL MORRISON
Randi Val Morrison
Vice President, General Counsel and Secretary

DATED: June 19, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 19, 2006.

99.2	Commitment Letter, dated June 16, 2006, among CSK Auto, Inc., J.P. Morgan Securities Inc., and the other Commitment Parties named therein.

99.3
Second Waiver, dated as of June 16, 2006, to the Second Amended and Restated Credit Agreement, dated as of July 25, 2006, among CSK Auto, Inc., the Lenders party thereto, the Co-Syndication Agents and the Co-Documentation Agents party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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